Exhibit 10.1

SUBSCRIPTION AGREEMENT

September 5, 2012

To: The Board of Directors of

Stalar 5, Inc.

317 Madison Ave., Suite 1520

New York, NY 10017

The undersigned, intending to be legally bound, hereby subscribes to 5,000,000 shares (the “Shares”) of common stock (the “Common Stock”) of Stalar 5, Inc. (the “Company”) at a price of $.00001 per Share, for an aggregate purchase price of $50.00 and agrees to pay such aggregate amount in cash to the Company.

The undersigned represents and warrants that it is acquiring the Shares for investment and not with a view to the sale or distribution thereof. The undersigned understands that the Shares are being issued to it on the grounds that the transaction is exempt under one or more provisions of the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws and further understands that it must be held by them indefinitely unless registered under such acts or unless an exemption from registration is available for any transfer.

The undersigned acknowledges and understands that an investment in the Shares is speculative and that it may have to continue to bear the economic risk of the investment in the Shares for an indefinite period.

Very truly yours,

PARK AVENUE DISCOVERIES, LLC

By: _______________________________

SUBSCRIPTION ACCEPTED AND AGREED

this 5th day of September 2012.

STALAR 5, INC.

By: _____________________________

Steven R. Fox

President, CEO, Secretary